808 Wilshire Boulevard, 2nd FloorT: 310.255.7700 Santa Monica, California 90401F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results
Reports FFO of $0.35 Per Diluted Share
Maintains 2009 FFO Guidance

SANTA MONICA, CALIFORNIA – May 5, 2009 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), today announced its 2009 first quarter financial results for the period ended March 31, 2009.

Financial Results
Funds From Operations (FFO) for the three months ended March 31, 2009 totaled $54.3 million, or $0.35 per diluted share, compared to $53.4 million, or $0.34 per diluted share, for the three months ended March 31, 2008.  The Company reported a GAAP net loss attributable to common stockholders of $1.9 million or ($0.02) per diluted share, for the three months ended March 31, 2009, compared to a GAAP net loss attributable to common stockholders of $2.5 million, or ($0.02) per diluted share, for the three months ended March 31, 2008.  Douglas Emmett Fund X (“Fund X”), the Company’s institutional fund, was deconsolidated from the Company’s results at the end of February 2009. As a result, the Company’s financial results for the first quarter of 2009 reflect the activities of Fund X on a consolidated basis during January and February 2009 and on an unconsolidated basis during March 2009.

Same Property Net Operating Income (NOI) on a cash basis increased 5.2% for the three months ended March 31, 2009 compared to the three months ended March 31, 2008.  Same Property NOI on a GAAP basis for the three months ended March 31, 2009 increased 0.4%.

Financings and Debt Structure
During the first quarter of 2009, the Company fully repaid the outstanding balance on its secured revolving credit facility, which had an outstanding balance of $49.3 million on December 31, 2008.  None of the Company’s current term loan mortgage debt matures until June 1, 2012; the only other loan obligation is an $18 million secured acquisition loan with an extended maturity date of March 1, 2011.

Share Repurchases
During March and April of 2009, the Company repurchased 819,500 of its common shares in the open market at an average cost of $6.51 per common share.  The Company may make additional share repurchases from time to time but is under no obligation to do so.

Company Operations
Total revenues for the three months ended March 31, 2009 increased 8.3% to $151.4 million compared to the three months ended March 31, 2008. Operating income for the three months ended March 31, 2009 increased 4.3% to $39.2 million compared to the three months ended March 31, 2008.

Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results

Company Operations (cont’d)
Office:  Total office revenues increased to $134.1 million for the three months ended March 31, 2009, an increase of 10.3% from the three months ended March 31, 2008.  Same property office revenues, on a cash basis, increased to $114.0 million for the three months ended March 31, 2009, an increase of 5.2% from the three months ended March 31, 2008. Same property office revenues, on a GAAP basis, increased to $123.5 million for the three months ended March 31, 2009, an increase of 2.4% from the three months ended March 31, 2008.

As previously disclosed, on January 1, 2009, the Company’s office portfolio was 91.7% occupied. From January 1, 2009 to March 31, 2009, the occupancy of the office portfolio declined 60 basis points to 91.1%. The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur. During the first quarter of 2009, the Company signed 93 new and renewal leases totaling 331,195 square feet.

Multifamily:  For the quarter ended March 31, 2009, same property total multifamily revenues, on a cash basis, increased 0.2% to $16.4 million compared to the quarter ended March 31, 2008. For the quarter ended March 31, 2009, same property total multifamily revenues, on a GAAP basis, decreased 5.1% to $17.3 million, compared to the quarter ended March 31, 2008.

As of March 31, 2009, the Company’s multifamily portfolio was 99.2% leased compared to 99.1% leased at December 31, 2008.

Dividends
During the quarter, the Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, which was paid on April 15, 2009 to shareholders of record as of March 31, 2009.  On an annualized basis, the dividend totals $0.40 per common share.

Guidance
The Company is maintaining its full year 2009 FFO guidance range of $1.24 - $1.30 per diluted share. This guidance excludes any impact from future acquisitions, dispositions, equity purchases, debt financings, recapitalizations, or similar matters; and assumes that 2009 non-cash interest expense relating to the Company’s pre-IPO interest rate swap contracts will total approximately $18.5 million.

Conference Call and Web Cast Information
A conference call to discuss the Company’s 2009 first quarter financial results is scheduled for Wednesday, May 6, 2009 at 2:00 pm Eastern Time or 11:00 am Pacific Time.

Interested parties can access the call via the Internet by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800-218-9073 (domestic) or 303-262-2053 (international).   A replay of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, May 13, 2009 at 800-405-2236 (domestic) or 303-590-3000 (international) and using the passcode 11130116#.

Annual Shareholders’ Meeting
Douglas Emmett’s Annual Meeting of Shareholders will be held at 9:00 a.m. (PDT) on Thursday, June 11, 2009 at the Sheraton Delfina, located at 530 Pico Boulevard, Santa Monica, California 90405.  Shareholders of record as of April 13, 2009 will be entitled to vote in person or by proxy at the meeting.

Supplemental Information
Supplemental financial information for the Company’s 2009 first quarter financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.
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Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. The Company maintains a website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

--tables follow--

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Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31, 2009		December 31, 2008
Assets	(unaudited)
Investment in real estate:
Land	$835,366		$900,213
Buildings and improvements	5,011,643		5,528,567
Tenant improvements and lease intangibles	506,386		552,536
	6,353,395		6,981,316
Less: accumulated depreciation	(522,864)		(490,125)
Net investment in real estate	5,830,531		6,491,191

Cash and cash equivalents	29,827		8,655
Tenant receivables, net	1,189		2,197
Deferred rent receivables, net	33,436		33,039
Interest rate contracts	165,311		176,255
Acquired lease intangible assets, net	15,632		18,163
Investment in unconsolidated real estate fund	100,775		―
Other assets	28,891		31,304
Total assets	$6,205,592		$6,760,804

Liabilities
Secured notes payable	$3,258,000		$3,672,300
Unamortized non-cash debt premium	19,256		20,485
Interest rate contracts	359,360		407,492
Accrued interest payable	26,165		22,982
Accounts payable and accrued expenses	45,133		46,233
Acquired lease intangible liabilities, net	165,649		195,036
Security deposits	32,500		35,890
Dividends payable	12,150		22,856
Other liabilities	―		57,316
Total liabilities	3,918,213	`	4,480,590

Douglas Emmett, Inc. Stockholders’ Equity
Common stock	1,215		1,219
Additional paid-in capital	2,284,999		2,284,429
Accumulated other comprehensive income	(251,666)		(274,111)
Accumulated deficit	(250,364)		(236,348)
Total Douglas Emmett, Inc. stockholders’ equity	1,784,184		1,775,189
Noncontrolling interests	503,195		505,025
Total stockholders’ equity	2,287,379		2,280,214
Total liabilities and stockholders’ equity	$6,205,592		$6,760,804

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Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results
Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2009	(1)	2008
Revenues:
Office rental:
Rental revenues	$108,546		$99,016
Tenant recoveries	7,966		6,009
Parking and other income	17,634		16,576
Total office revenues(2)	134,146		121,601

Multifamily rental:
Rental revenues	16,187		17,224
Parking and other income	1,084		983
Total multifamily revenues	17,271		18,207

Total revenues	151,417		139,808

Operating Expenses:
Office expenses(2)	40,312		35,921
Multifamily expenses	4,517		4,300
General and administrative	6,351		5,285
Depreciation and amortization	61,074		56,749
Total operating expenses	112,254		102,255

Operating income	39,163		37,553

Gain on disposition of interest in unconsolidated real estate fund	5,573		―
Interest and other income	2,914		409
Loss, net of depreciation, from unconsolidated real estate fund	(678)		―
Interest expense	(49,222)		(41,203)
Net loss	(2,250)		(3,241)
Less: Net loss attributable to noncontrolling interests	383		741
Net loss attributable to common stockholders	$(1,867)		$(2,500)

Net loss per common share – basic and diluted(3)	$(0.02)		$(0.02)

Weighted average shares of common stock outstanding – basic and diluted(3)	121,842		118,284

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for the three months ended March 31, 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.  For March 2009, Fund X is shown on an unconsolidated basis.

(2)
If Fund X had been consolidated for the entire first quarter of 2009, total office revenues would have been $138,763 (after adding office revenues attributable to Fund X for March 2009 of $4,617) and total office expenses would have been $41,902 (after adding office expenses attributable to Fund X for March 2009 of $1,590).

(3)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of diluted shares below.

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Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Funds From Operations (FFO) (1)
Net loss attributable to common stockholders	$(1,867)	$(2,500)
Depreciation and amortization of real estate assets	61,074	56,749
Net loss attributable to noncontrolling interests	(383)	(741)
Gain on disposition of interest in unconsolidated real estate fund	(5,573)	―
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	1,065	(63)
FFO	$54,316	$53,445

Weighted average share equivalents outstanding - fully diluted	156,022	156,513
FFO per share- fully diluted	$0.35	$0.34

(1)
We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

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Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	Three Months Ended March 31,
	2009	2008	% Change

Same Property Office Statistics
Number of properties	48	48
Rentable square feet	11,810,619	11,809,595
% leased (average for 3 months)	93.3%	95.5%
% occupied (average for 3 months)	92.8%	94.6%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased (average for 3 months)	99.1%	99.2%

Same Property Net Operating Income - GAAP Basis (1)(3)
Total office revenues	$123,470	$120,602	2.4%
Total multifamily revenues	17,271	18,207	(5.1)%
Total revenues	140,741	138,809	1.4%

Total office expense	36,769	35,424	3.8%
Total multifamily expense	4,517	4,300	5.0%
Total property expense	41,286	39,724	3.9%

Same Property NOI - GAAP basis	$99,455	$99,085	0.4%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$113,988	$108,393	5.2%
Total multifamily revenues	16,389	16,364	0.2%
Total revenues	130,377	124,757	4.5%

Total office expense	36,814	35,827	2.8%
Total multifamily expense	4,517	4,300	5.0%
Total property expense	41,331	40,127	3.0%

Same Property NOI - cash basis	$89,046	$84,630	5.2%

NOTE:  See below for a description of same property, cash basis and NOI.

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Douglas Emmett, Inc. Announces
2009 First Quarter Earnings Results
Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended March 31,
	2009	2008
Same property office revenues - cash basis (1)(2)	$113,988	$108,393
GAAP adjustments	9,482	12,209
Same property office revenues - GAAP basis	123,470	120,602
Same property multifamily revenues - cash basis	16,389	16,364
GAAP adjustments	882	1,843
Same property multifamily revenues - GAAP basis	17,271	18,207
Same property revenues - GAAP basis	140,741	138,809
Same property office expenses - cash basis	(36,814)	(35,827)
GAAP adjustments	45	403
Same property office expenses - GAAP basis	(36,769)	(35,424)
Same property multifamily expenses - cash basis	(4,517)	(4,300)
GAAP adjustments	―	―
Same property multifamily expenses - GAAP basis	(4,517)	(4,300)
Same property expenses - GAAP basis	(41,286)	(39,724)
Same property Net Operating Income (NOI) (3)- GAAP basis	99,455	99,085
Non-comparable office revenues	10,676	998
Non-comparable office expenses	(3,543)	(496)
Total property NOI - GAAP basis	106,588	99,587
General and administrative expenses	(6,351)	(5,285)
Depreciation and amortization	(61,074)	(56,749)
Operating income	39,163	37,553
Gain on disposition of interest in unconsolidated real estate fund	5,573	―
Interest and other income	2,914	409
Loss, net of depreciation, from unconsolidated real estate fund	(678)	―
Interest expense	(49,222)	(41,203)
Net loss	(2,250)	(3,241)
Less: Net loss attributable to noncontrolling interest	383	741
Net loss attributable to common stockholders	$(1,867)	$(2,500)

(1)
To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as same properties.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI as defined below includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, noncontrolling interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

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